Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

Nancy C. Broadbent to Join Orthovita

as Senior Vice President and Chief Financial Officer

For Immediate Release

Contact:	Antony Koblish
President and Chief Executive Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, USA, Monday, May 18, 2009 – Orthovita, Inc. (NASDAQ: VITA), an orthobiologics and biosurgery company, today announced that Nancy C. Broadbent will join the Company as Senior Vice President and Chief Financial Officer effective May 26, 2009. Concurrently with the appointment of Ms. Broadbent, Mr. Albert J. Pavucek, Jr. will be appointed Principal Financial Consultant of Orthovita.

“We are very pleased to welcome Nancy to Orthovita,” said Antony Koblish, President and Chief Executive Officer. “With several years of strong historical sales growth for our existing products and a regulatory submission for our CORTOSS product candidate under review by the FDA, Orthovita is at an exciting stage of its development. Nancy’s 25 years of financial experience, including 15 years as the chief financial officer of several emerging growth companies in the healthcare industry, will be an important asset as we continue our efforts to build and expand our orthobiologics and biosurgery businesses.”

Most recently, Ms. Broadbent was Senior Vice President and Chief Financial Officer of CollaGenex Pharmaceuticals, Inc., a publicly-held dermatology company that was acquired by Galderma Pharma S.A. in February 2008. Ms. Broadbent joined CollaGenex in 1996 as its first finance employee and developed and managed all accounting, financial, investor relations and information technology functions, which included the execution of CollaGenex’s initial public offering and numerous subsequent financings. Ms. Broadbent’s background includes more than 10 years of corporate finance experience at prominent Wall Street investment banks, including Salomon Brothers and PaineWebber Incorporated, where she advised clients primarily in the area of mergers and acquisitions.

About the Company

Orthovita is an orthobiologics and biosurgery company that develops and markets novel medical devices. The orthobiologics platform offers products for the fusion, regeneration, and fixation of human bone. The biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary VITOSSTM Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. CORTOSSTM Bone Augmentation Material, an injectable, polymer composite that mimics the structural characteristics of human bone, provides the basis for our fixation portfolio. Our hemostasis portfolio includes VITAGELTM Surgical Hemostat, a unique, collagen-based matrix that controls bleeding and facilitates healing, and VITASURE™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the development, regulatory clearance or approval, demand and market acceptance of our products, including CORTOSS; and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.